EXHIBIT (L)
                                                INVESTMENT REPRESENTATION LETTER


                                 OMAR S. RIVERO
                         17225 El Camino Real, Suite 415
                              HOUSTON, TEXAS 77058



                                                               FEBRUARY 16, 2000

Board of Trustees of
iMillennium Capital Trust
17225 El Camino Real, Suite 415
                              HOUSTON, TEXAS 77058

Ladies and Gentlemen:

         I, Omar S. Rivero, hereby subscribe for 10,000 shares of beneficial interest of the iMillennium Fund, a series of iMillennium Capital Trust at $10.00 per share for an aggregate purchase price of $100,000.

         I hereby represent and agree that I am purchasing these shares for investment purposes, for my own account and risk and not with a view to any sale, division or other distribution thereof within the meaning of the Securities Act of 1933 as amended, nor with any present intention of distributing or selling such shares.


                                                     Very truly yours,


                                                     /s/ OMAR S. RIVERO
                                                     ------------------
                                                     Omar S. Rivero





ACCEPTED:

iMillennium Capital Trust



By:   /S/ MICHAEL WAGNER
     ------------------------
     Michael Wagner, Treasurer